Execution Copy

                                                                    EXHIBIT 10.5

                          STOCKHOLDER SUPPORT AGREEMENT

            This STOCKHOLDER SUPPORT AGREEMENT (the "Agreement") is made as of December 23, 2002, by and among Leslie Bernhard and Eli Rousso (each a "Stockholder" and collectively, the "Stockholders", each such Stockholder acting in his capacity as a stockholder of AdStar, Inc., a Delaware corporation ("AdStar") and not as an officer or director of AdStar) and Tribune Company, a Delaware corporation (the "Investor").

            WHEREAS, the Investor will be purchasing on the date hereof 1,200,000 shares of Series B-1 Preferred Stock, $0.0001 par value per share, of AdStar (the "Series B-1 Preferred Stock") pursuant to the terms of the Series B Preferred Stock Series B Purchase Agreement dated as of December 23, 2002, by and between AdStar and the Investor (the "Series B Purchase Agreement") and on the date of the Subsequent Closing (as defined in the Series B Purchase Agreement), the Investor will be purchasing certain shares of Series B-2 Preferred Stock, $0.0001 par value per share, of AdStar (the "Series B-2 Preferred Stock") and will be exchanging its Series B-1 Preferred Stock for additional shares of Series B-2 Preferred Stock;

            WHEREAS, as of the date hereof, each of the Stockholders is the beneficial owner of the number of shares of Common Stock, $0.0001 par value per share, of AdStar (the "Common Stock") set forth opposite his, her or its name on
Schedule I attached hereto (the "Securities");

            WHEREAS, as a condition to the willingness of the Investor to enter into the Series B Purchase Agreement, and as an inducement to the Investor to do so, each Stockholder has agreed for the benefit of AdStar as set forth in this Agreement.

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

            "AdStar" shall have the meaning set forth in the Preamble.

            "Affiliate" shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in
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accordance with the foregoing clause (i). For the purposes of this definition,
"control" when used with respect to any person means the power to direct the management and policies of such person (in particular the voting and disposition of shares of Common Stock held directly or indirectly by such person), directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the Investor nor any of its Affiliates shall be deemed Affiliates of AdStar for purposes of this Agreement.

            "Agreement" shall have the meaning set forth in the Preamble.

            "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has (i) the power to vote, or to direct the voting of, such security or (ii) the power to dispose, or to direct the disposition of, such security, or the ability to acquire such voting or dispositive power.

            "Common Stock" shall have the meaning set forth in the second paragraph hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Governmental Authority" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

            "Investor" shall have the meaning set forth in the Preamble.

            "Lien" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

            "Notices" shall have the meaning set forth in Section 4.6.

            "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

            "Securities" shall have the meaning set forth in the second paragraph hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Series B Purchase Agreement" shall have the meaning set forth in the first paragraph hereof.

            "Series B-1 Preferred Stock" shall have the meaning set forth in the first paragraph hereof.

            "Series B-2 Preferred Stock" shall have the meaning set forth in the first paragraph hereof.


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

            "Stockholder" or "Stockholders" shall have the meaning set forth in the Preamble.

            "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

            "Termination Date" shall have the meaning set forth in Section 4.3.

            Unless otherwise stated, other capitalized terms used but not defined herein shall have the meanings set forth in the Series B Purchase Agreement.

                                   ARTICLE II

                          COVENANTS OF THE STOCKHOLDERS

            Section 2.1 Agreement to Vote. At any meeting of the stockholders of AdStar held on or prior to the Termination Date (as defined in Section 4.3), however called, and at every adjournment or postponement thereof, or in connection with any written consent of the holders of any class or classes of the capital stock of AdStar prior to the Termination Date, each Stockholder shall vote and cause each of its controlled Affiliates to vote all of the Securities with respect to which it has the right to vote or direct the vote (as of the record date for such meeting of stockholders), in favor of the Series B Purchase Agreement, the Transaction Documents and all of the transactions contemplated by the Series B Purchase Agreement and the Transaction Documents, all matters requiring approval of stockholders under the listing requirements of the Nasdaq Stock Market in connection with such transactions, and any actions required in furtherance hereof, including, without limitation the issuance of the Series B-2 Preferred Stock. None of the Stockholders shall enter into, or permit any of its controlled Affiliates to enter into, any agreement or understanding with any person prior to the Termination Date, directly or indirectly, to vote, grant any proxy or power of attorney, give instructions or enter into a voting agreement with respect to the voting of his or its Securities in any manner inconsistent with the preceding sentence.

            Section 2.2 Reasonable Efforts. Prior to the Termination Date, each Stockholder, in his or her capacity as a stockholder of AdStar, shall use reasonable efforts to assist and cooperate with AdStar in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Series B Purchase Agreement and the Transaction Documents.


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

            Section 2.3 Restrictions on Transfers. (a) Prior to the Termination Date, such Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the securities listed beside its name on Schedule I attached hereto or any interest therein or any shares of Common Stock issuable upon the exercise of stock options or warrants; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any such securities into a voting trust or enter into a voting agreement with respect to any such securities; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing such Stockholder's obligations under this Agreement.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

            Each Stockholder represents and warrants to AdStar, as to himself that:

            Section 3.1 Ownership. Each Stockholder is the record and beneficial owner of the equity securities of AdStar listed beside such Stockholder's name on Schedule I attached hereto as of the date hereof. The equity securities set forth beside the name of each Stockholder on Schedule I constitute all of the shares of capital stock of AdStar owned of record or beneficially by such Stockholder as of the date hereof. All of such securities are issued and outstanding, and except as set forth on Schedule I attached hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of capital stock of AdStar. The securities listed beside each such Stockholder's name on Schedule I attached hereto and the certificates representing such securities are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or other agreement, arrangement or restriction with respect to the voting of such securities that would prohibit such Stockholder from complying with
Section 2.1 hereof with respect to such securities (other than as contemplated by this Agreement).

            Section 3.2 Authority; No Conflicts. Each Stockholder has the authority and has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Stockholder require no action by, or in respect of, or filing with, any Governmental Authority with respect to such Stockholder other than any required filings under Section 13 of the Exchange Act. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or


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

by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

            Section 3.3 Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

            Section 3.4 Reliance by the Investor. Each Stockholder understands and acknowledges that the Investor is entering into the Series B Purchase Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

            Section 4.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            Section 4.2 Specific Performance. Each Stockholder agrees that the Investor would be irreparably damaged if for any reason such Stockholder fails to perform any of such Stockholder's obligations under this Agreement, and that the Investor would not have an adequate remedy at law for money damages in such event. Accordingly, the Investor shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that the Investor may have against such Stockholder for any failure to perform its obligations under this Agreement.

            Section 4.3 Amendments; Termination. Neither this Agreement, nor any of the terms or provisions contained herein, may be waived, modified or amended without the prior written consent of the Investor, which consent may be withheld in the sole and absolute discretion of any Investor. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby. This Agreement shall terminate, except with respect to liability for prior breaches thereof, immediately following the stockholder meeting called and held pursuant to Section 7.5 of the Series B Purchase Agreement (the "Termination Date").

            Section 4.4 Successors and Assigns. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Stockholder without the prior written consent of the Investor. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the Investor shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.


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

            Section 4.5 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Securities of such Stockholder and, except with respect to the Securities transferred in accordance with Section 2.3, shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

            Section 4.6 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service (a) if to any Stockholder, to it at the address(es) or facsimile number(s) set forth on Schedule I hereto, with a copy to AdStar at 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292, Attention: Leslie Bernhard, and (b) if to the Investor, to it at the following contact information:

               Tribune Company
               435 N. Michigan Ave.
               Chicago, IL  60611
               Attn: General Counsel
               Facsimile:  (312) 222-4206

               with a copy (which shall not constitute notice) to:

               Sidley Austin Brown & Wood
               Bank One Plaza
               10 South Dearborn
               Chicago, IL  60603
               Attention:  Larry A. Barden
                           Jon A. Ballis
               Facsimile:  (312) 853-7036

            Section 4.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Illinois, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within Cook County in the State of Illinois. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in
Section 4.6, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Investor to serve


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process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against any of the Stockholders in any other jurisdiction. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement

            Section 4.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

            Section 4.9 Waivers and Extensions. Subject to Section 4.3, any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party and the Investor, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

            Section 4.10 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

            Section 4.11 Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

            Section 4.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

            Section 4.13 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

            Section 4.14 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be delivered by a party via


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

facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) business days.

            Section 4.15 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

            Section 4.16 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto, including any Investor, of any other rights or the seeking of any remedies against any other party hereto.


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            IN WITNESS WHEREOF, AdStar and the Stockholders have caused this
Agreement to be duly executed as of the day and year first above written.

                             ADSTAR, INC.

                             By: /s/ Leslie Bernhard
                                ------------------------------------------
                                Name: Leslie Bernhard
                                Title: President and Chief Executive Officer


                             /s/ Leslie Bernhard
                             ---------------------------------------------
                             Leslie Bernhard


                             /s/ Eli Rousso
                             ---------------------------------------------
                             Eli Rousso


                             TRIBUNE COMPANY

                             By: /s/ Timothy Landon
                                ------------------------------------------
                                Name: Timothy Landon
                                Title: President/Tribune Classifieds